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                                                                EXHIBIT 99B.2(a)

                  NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

                         AMENDED AND RESTATED BY-LAWS

                                  ARTICLE I.

                                 STOCKHOLDERS

          SECTION 1.01. Annual Meeting. The Corporation shall hold an annual
                        ---------------
meeting of its stockholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the second Tuesday of April in each year beginning in 1988 it not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

          SECTION 1.02. Special Meeting. At any time in the interval between
                        ---------------
annual meetings, a special meeting of the stockholders may be called by the chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.

          SECTION 1.03. Place of Meetings. Meetings of stockholders shall be
                        -----------------
held at such place in the United States as is set from time to time by the Board of Directors.

          SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten
                        -------------------------------------
nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the

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Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

          SECTION 1.05. Quorum; Voting. Unless statute or the Charter provides
                        --------------
otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

          SECTION 1.06. Adjournments. Whether or not a quorum is present, a
                        ------------
meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the stockholders present in person or by proxy by a majority vote. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.

          SECTION 1.07. General Right to Vote; Proxies. Unless the charter
                        -------------------------------
provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

          SECTION 1.08. List of Stockholders. At each meeting of stockholders, a
                        ---------------------
full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

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          SECTION 1.09. Conduct of Voting. At all meetings of stockholders,
                        -----------------
unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

          SECTION 1.10. Informal Action by Stockholders. Any action required or
                        -------------------------------
permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.


                                  ARTICLE II.

                              BOARD OF DIRECTORS

          SECTION 2.01. Function of Directors. The business and affairs of the
                        ---------------------
Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

          SECTION 2.02. Number of Directors.  The Corporation shall have at
                        --------------------
least three directors; provided that, if there is no stock outstanding, the number of Directors

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may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

          SECTION 2.03. Election and Tenure of Directors. The directors shall be
                        --------------------------------
divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1988 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1989 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1990 Annual Meeting of Stockholders. At each annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term.

          SECTION 2.04. Removal of Director. Unless statute or the Charter
                        --------------------
provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

          SECTION 2.05. Vacancy on Board. The Stockholders may elect a successor
                        -----------------
to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

          SECTION 2.06. Regular Meetings. After each meeting of stockholders at
                        -----------------
which a Board of Directors shall have been elected, the Board of Directors so elected

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shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders' meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. Such first regular meeting shall be held at any place as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

         SECTION 2.07. Special Meetings. Special meetings of the Board of
                       ----------------
Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

        SECTION 2.08. Notice of Meeting. Except as provided in Section 2.06, the
                      ------------------
Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or

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some other place, and no notice need be given of any such adjourned meeting other than by announcement.

          SECTION 2.09. Action by Directors. Un1ess statute or the Charter or
                        -----------------------
By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

          SECTION 2.10. Meeting by Conference Telephone. Members of the Board
                        -------------------------------
of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting; provided, however, that such participation shall not constitute presence in person for purposes of the Investment Company Act of 1940.

          SECTION 2.11. Compensation. By resolution of the board of Directors
                        ------------
a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.


                                  ARTICLE III.

                                  COMMITTEES

          SECTION 3.01. Committees. The Board of Directors may appoint from
                        ----------
among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to

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declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

          SECTION 3.02. Committee Procedure. Each committee may fix rules of
                        -------------------
procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

          SECTION 3.03. Emergency. In the event of a state of disaster of
                        ---------
sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the aforegoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and

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any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.


                                  ARTICLE IV.

                                   OFFICERS

          SECTION 4.01. Executive and Other Officers. The Corporation shall have
                        ----------------------------
a President, a Secretary, and a Treasurer who shall be the executive officers of the Corporation. It may also have a Chairman of the Board; the Chairman of the Board shall be an executive officer if he is designated as the chief executive officer of the Corporation. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, or as chief operating officer, having supervision of the operations of the Corporation; in the absence of designation the President shall serve as chief executive officer and chief operating officer. It may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director; the other officers may be directors.

          SECTION 4.02. Chairman of the Board. The Chairman of the Board, if one
                        ---------------------
be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; and, in general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.

          SECTION 4.03. President. The President, in the absence of the Chairman
                        ---------
of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or

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agent of the Corporation; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

          SECTION 4.04. Vice-Presidents.  The Vice-President or Vice-Presidents,
                        ---------------
at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

          SECTION 4.05. Secretary. Except as otherwise directed by the Board of
                        ---------
Directors, the Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provision, of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

          SECTION 4.06. Treasurer. Except as otherwise directed by the Board of
                        ---------
Directors, the Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in

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such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

          SECTION 4.07. Assistant and Subordinate Officers. The assistant and
                        ----------------------------------
subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

          SECTION 4.08. Election, Tenure and Removal of Officers. The Board of
                        ----------------------------------------
Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. The President serves for one year. All other officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

          SECTION 4.09. Compensation. The Board of Directors shall have power to
                        ------------
fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.


                                  ARTICLE V.

                                     STOCK

         SECTION 5.01.  Certificates for Stock. Each stockholder is entitled to
                        ----------------------
certificates which represent and certify the shares of stock he holds in the

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Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and counter- signed by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

     SECTION 5.02.  Transfers. The Board of Directors shall have power and
                    ---------
authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     SECTION 5.03.  Record Date and Closing of Transfer Books. The Board of
                    -----------------------------------------
Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     SECTION 5.04.  Stock Ledger. The Corporation shall maintain a stock ledger
                    ------------
which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

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

     SECTION 5.05.  Certification of Beneficial Owners. The Board of Directors
                    ----------------------------------
may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

     SECTION 5.06.  Lost Stock Certificates. The Board of Directors of the
                    -----------------------
Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                  ARTICLE VI.

                                    FINANCE

     SECTION 6.01.  Checks, Drafts, Etc. All checks, drafts and orders for the
                    -------------------
payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

    SECTION 6.02.   Annual Statement of Affairs. The President shall prepare
                    ---------------------------
annually a full and correct statement of the affairs of the Corporation, to include a

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balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

     SECTION 6.03.  Fiscal Year. The fiscal year of the Corporation shall be the
                    -----------
twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

     SECTION 6.04.  Dividends. If declared by the Board of Directors at any
                    ---------
meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.


                                 ARTICLE VII.

                               SUNDRY PROVISIONS

     SECTION 7.01.  Books and Records. The Corporation shall keep correct and
                    -----------------
complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal office of the Corporation.

     SECTION 7.02.  Corporate Seal. The Board of Directors shall provide a
                    --------------
suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

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

     SECTION 7.03.  Bonds. The Board of Directors may require any officer, agent
                    -----
or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     SECTION 7.04.  Voting Upon Shares in Other Corporations. Stock of other
                    ----------------------------------------
corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 7.O5.  Mail. Any notice or other document which is required by
                    ----
these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 7.06.  Execution of Documents. A person who holds more than one
                    ----------------------
office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

     SECTION 7.07.  Amendments. Subject to the special provisions of
                    ----------
Section 2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.

          RESOLVED, that Article IV, Section 4.08 of the bylaws of the Corporation is hereby amended to read in full as follows:

          SECTION 4.08. Election, Tenure and Removal of Officers.
                        ----------------------------------------
     The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. All officers shall be appointed to hold their offices respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.


[NOTE:  deleted words are indicated by strike-outs)

*AMENDMENTS TO SECTION 2.02 OF THE BY-LAWS ADOPTED ON APRIL 9, 1987


        RESOLVED, that the final sentence of Section 2.02 of the Amended and Restated By-Laws of the Corporation is hereby amended in its entirety as follows: "A majority of the entire Board of Directors may alter the number of Directors set by the Charter to not exceeding nine nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any Director."

Amendment of By-Laws
--------------------

          Sections 1.01 and 1.02 of the Fund's By-laws are amended and restated to read in their entirety as follows:

               Section 1.01. Annual Meetings. Annual or other
                             ---------------
          meetings of the stockholders, unless required by the Investment Company Act of 1940, as amended, or the Maryland General Corporation Law shall not be required to be held but may, in the discretion of the directors, be held notwithstanding the absence of a requirement under the Investment Company Act of 1940, as amended, or the Maryland General Corporation Law to hold such a meeting.


               Section 1.02. Special Meeting.  At any time in the
                             ----------------
          interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to vote not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to a vote at such meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

          Sections 2.03, 2.04 and 2.05 of the Fund's By-laws are amended and restated to read in their entirety as follows:

               Section 2.03. Election and Tenure of Directors.
                             --------------------------------
          At each meeting called for the purpose of electing directors, the stockholders shall elect directors to hold office until their successors are elected and qualify. Directors need not be stockholders of the corporation.

               Section 2.04. Removal of Director. Any one or more
                             -------------------
          of the directors may be removed, either with or without cause, at any time, by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote for the election of directors. (For purposes of determining the circumstances and procedures under which such removal of directors may take place, the provisions of Section 16(c) of the Investment Company Act of 1940, as amended, shall be applicable to the same extent as if the Corporation were subject to the provisions of that Section.) The successor or successors of any director or directors so removed may be elected by the stockholders entitled to vote thereon at the same meeting to fill any resulting vacancies for the unexpired term of removed directors. Except as provided by law, pending, or in the absence of, such an election, the successor or successors of any director or directors so removed may be chosen by the Board of Directors.

              Section 2.05. Vacancy on Board. Except as otherwise
                            ----------------
         provided by law, any vacancy occurring in the Board of Directors and newly created directorships, except a vacancy resulting from an increase in the authorized number of directors, may be filled by a vote of the majority of the directors whether or not sufficient to constitute a quorum, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next meeting of stockholders or until his successor is elected and qualifies.

               Section 2.06. Regular Meetings. Regular meetings of the
                             -----------------
          Board of Directors may be held at such time and place as shall be determined from time to time by the Board of Directors.


          Section 2.08 of the Fund's By-laws is amended by deleting the first sentence of such section and replacing it with the following:

          The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.

          Section 5.01 of the Fund's By-laws is amended by deleting the first sentence of such section and replacing it with the following:

          Upon written request, each stockholder of record shall be entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Notwithstanding the foregoing, the Board of Directors reserves the right to issue certificates of stock and establish resolutions for the issuance of such certificate.


         Article I of the Fund's By-laws is amended by adding the following as
Section 1.11:

               Section 1.11 Access. Ten or more stockholders of
                            ------
          record who have been stockholders for at least six (6) months and who hold, in the aggregate, the Lesser of either shares having a net asset value of at least $25,000 or at least 1% of the outstanding shares of the Fund, may apply to the Board of Directors in writing, stating that they wish to communicate with other stockholders in order to obtain signatures to a request for a special meeting. Within five (5) days' receipt of such application, accompanied by the form of communication such stockholders wish to use for such purpose, the Board of Directors shall either (i) afford to such applicants access to a list of the names and addresses of all stockholders as recorded on the books of the Fund; or (ii) inform such applicants as to the approximate number of stockholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the procedure set forth in (ii) above is chosen, the Board of Directors, upon the written request of the applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders of record at their addresses as recorded on the books, unless, within five (5) business days after such tender, the Board of Directors mail shall to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Board of Directors to the effect that, in their opinion, either such material (i) contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or (ii) would be in violation of applicable law, and specifying the basis of such opinion.